CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Stockholders and Board of Directors
    STANDARD MOTOR PRODUCTS, INC.


We have issued our reports dated March 13, 2008, accompanying the consolidated financial statements and schedule and management's assessment of the effectiveness of internal control over financial reporting (which reports express an unqualified opinion and includes an explanatory paragraph relating to the application of FASB Interpretation No. 48 effective January 1, 2007, and the application of Statement of Financial Accounting Standards No. 123 (R) as of January 1, 2006 and No. 158 as of December 31, 2006) included in the Annual Report of Standard Motor Products, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Standard Motor Products, Inc. and Subsidiaries on Forms S-8 (File No. 333-134239, effective May 18, 2006 and File No. 333-125600, effective June 7, 2005)




/s/ GRANT THORNTON LLP
New York, New York
March 13, 2008